UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2014.

MERRIMAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

250 Montgomery St., 16th Floor
San Francisco, CA 94104

 (Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

250 Montgomery Street, 16th Floor,

San Francisco, California  94104

Item 5.02(e)	Compensatory Plan, Contract or Arrangement

On November 17, 2014, Merriman Holdings, Inc. entered into “Double Trigger” Change of Control Agreements with D. Jonathan Merriman, Chief Executive Office, William J. Febbo, Chief Operating Officer, and Michael C. Doran, General Counsel. The terms of the Change of Control Agreements provide for payment of certain benefits in the event that there is (1) a change of control of the Company, followed within 12 months by (ii) termination of the executive, or the executive resigns for good cause. The term of each agreement is initially for two years, with automatic one year renewals unless cancelled by either party. The benefits provided by the Change of Control Agreements, if triggered, include one year salary and bonus for Messrs. Merriman and Febbo and six months for Mr. Doran, and acceleration of vesting on all stock options or restricted stock held by the executive. The form of the Change of Control Agreements is attached hereto as an exhibit.

Item 9.01(d)	Exhibits

99.1	Form of Change of Control Agreements entered into on November 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Holdings, Inc.

Date: November 21, 2014	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer